UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2014

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 14, 2014, W. P. Carey Inc. (“W. P. Carey”) consummated the offering of $500 million aggregate principal amount of its 4.60% Senior Notes due 2024 (the “Notes”).  The terms of the Notes are governed by an indenture, dated as of March 14, 2014, between W. P. Carey and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by a supplemental indenture thereto, dated as of March 14, 2014 (the “First Supplemental Indenture”).  The Base Indenture and the First Supplemental Indenture are filed as Exhibit 4.1 and Exhibit 4.2, respectively.

The foregoing descriptions of the Notes, the Base Indenture and the First Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated as of March 14, 2014, by and between W. P. Carey Inc., as issuer and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of March 14, 2014, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee.
4.3	Form of Global Note Representing $500,000,000 Aggregate Principal Amount of 4.60% Senior Notes due 2024.
5.1	Opinion of DLA Piper LLP (US) regarding the validity of the Notes.
8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: March 14, 2014	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer